UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

Item 5.	Other Events

Series 2002-3. On June 13 , 2002, $500,000,000 aggregate principal amount of Floating Rate Class A Master Trust Certificates, Series 2002-3 (the "Class A Master Trust Certificates"), and $40,500,000 aggregate principal amount of Floating Rate Class B Master Trust Certificates, Series 2002-3 (the "Class B Master Trust Certificates"), of the Sears Credit Account Master Trust II (the "Trust") were issued pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The Bank of New York (as successor trustee to Bank One, National Association (formerly The First National Bank of Chicago)) as Trustee (the "Trustee"), and the Series Supplement dated as of May 8, 2002, among SRFG as Seller, Sears as Servicer and the Trustee.

Item 7.	Exhibits
Exhibit No.	Description
Exhibit 1.1	Underwriting agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated as underwriter for the Class A Master Trust Certificates, dated May 31, 2002.
Exhibit 1.2	Underwriting agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated as underwriter for the Class B Master Trust Certificates, dated May 31, 2002.
Exhibit 1.3	Pricing agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated on behalf of the underwriters for the Class A Master Trust Certificates, dated May 31, 2002.
Exhibit 1.4	Pricing agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated as underwriter for the Class B Master Trust Certificates, dated May 31, 2002.
Exhibit 4.1	Series 2002-3 Supplement among Sears as Servicer, SRFG as Seller and the Trustee, dated as of June 13, 2002, including the forms of investor certificates.
Exhibit 4.2	Letter of Representations among SRFG, the Trustee and the Depository Trust Company, dated as of May 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Keith E. Trost
Keith E. Trost Vice President, Treasurer and Assistant Secretary
Date: June 19, 2002

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated as underwriter for the Class A Master Trust Certificates, dated May 31, 2002.
Exhibit 1.2	Underwriting agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated as underwriter for the Class B Master Trust Certificates, dated May 31, 2002.
Exhibit 1.3	Pricing agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated on behalf of the underwriters for the Class A Master Trust Certificates, dated May 31, 2002.
Exhibit 1.4	Pricing agreement among Sears, SRFG and Morgan Stanley & Co. Incorporated as underwriter for the Class B Master Trust Certificates, dated May 31, 2002.
Exhibit 4.1	Series 2002-3 Supplement among Sears as Servicer, SRFG as Seller and the Trustee, dated as of June 13, 2002, including the forms of investor certificates.
Exhibit 4.2	Letter of Representations among SRFG, the Trustee and the Depository Trust Company, dated as of May 8, 2002.